Press Release
FOR IMMEDIATE RELEASE

Contact: Howard Nolan, SEVP
Chief Operating Officer
(631) 537-1001, ext. 7255

BRIDGE BANCORP, INC. ANNOUNCES THIRD QUARTER 2007 DIVIDEND

(Bridgehampton, NY – September 25, 2007) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®/OTCBB:BDGE), the holding company for The Bridgehampton National Bank (“BNB”), announced the declaration of a quarterly dividend of $0.23 per share.  The dividend will be payable on October 22, 2007 to shareholders of record as of October 9, 2007.  The Company continues its trend of uninterrupted dividends.

Founded in 1910, The Bridgehampton National Bank operates retail branches in Bridgehampton, Cutchogue, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, Southold and Westhampton Beach.  The Bank’s newest branch will open on September 26th in the Little Bay Shopping Plaza in Wading River.

The Bridgehampton National Bank maintains a policy of community involvement on eastern Long Island through its support of programs and initiatives that enhance local businesses, the environment, education, healthcare, social services and the arts.
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